                                                                     Exhibit 2.1




                               AGREEMENT AND PLAN

                                   OF MERGER

                                  DATED AS OF

                                 APRIL 29, 1996

                                     AMONG

                        MFS COMMUNICATIONS COMPANY, INC.

                       MFS GLOBAL INTERNET SERVICES, INC.

                                      AND

                            UUNET TECHNOLOGIES, INC.

                               TABLE OF CONTENTS


ARTICLE I.  THE MERGER                                                                  2
     Section 1.1.  The Merger........................................................   2
     Section 1.2.  Effective Date of the Merger......................................   2
ARTICLE II.  THE SURVIVING CORPORATION...............................................   2
     Section 2.1.  Certificate of Incorporation......................................   2
     Section 2.2.  By-Laws...........................................................   2
     Section 2.3.  Board of Directors; Officers......................................   2
     Section 2.4.  Effects of Merger.................................................   3
ARTICLE III.  CONVERSION OF SHARES...................................................   3
     Section 3.1.  Exchange Ratio....................................................   3
     Section 3.2.  Parent to Make Certificates Available.............................   3
     Section 3.3.  Dividends; Transfer Taxes.........................................   5
     Section 3.4.  No Fractional Shares..............................................   5
     Section 3.5.  Stock Options.....................................................   6
     Section 3.6.  Stockholders' Meetings............................................   7
     Section 3.7.  Closing of the Company's Transfer Books...........................   8
     Section 3.8.  Assistance in Consummation of the Merger..........................   8
     Section 3.9.  Closing...........................................................   9
     Section 3.10.  No Further Rights in Company Common Stock........................   9
     Section 3.11.  No Liability.....................................................   9
     Section 3.12.  Withholding Rights...............................................   9
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PARENT................................   9
     Section 4.1.  Organization and Qualification....................................   9
     Section 4.2.  Capitalization....................................................  10
     Section 4.3.  Subsidiaries......................................................  10
     Section 4.4.  Authority Relative to this Merger Agreement.......................  11
     Section 4.5.  Reports and Financial Statements..................................  12
     Section 4.6.  Absence of Certain Changes or Events..............................  13
     Section 4.7.  Employee Benefit Plans............................................  13
     Section 4.8.  ERISA.............................................................  14
     Section 4.9.  Parent Action.....................................................  15
     Section 4.10.  Fairness Opinion.................................................  15
     Section 4.11.  No Brokers.......................................................  15
     Section 4.12.  Parent Ownership of Company Common Stock.........................  15
ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................  15
     Section 5.1.  Organization and Qualification....................................  15
     Section 5.2.  Capitalization....................................................  16
     Section 5.3.  Subsidiaries......................................................  16
     Section 5.4.  Authority Relative to this Merger Agreement.......................  17

     Section 5.5.  Reports and Financial Statements..................................  18
     Section 5.6.  Absence of Certain Changes or Events..............................  19
     Section 5.7.  Employee Benefit Plans............................................  19
     Section 5.8.  ERISA.............................................................  20
     Section 5.9.  Takeover Provisions Inapplicable..................................  20
     Section 5.10.  Company Action...................................................  21
     Section 5.11.  Fairness Opinion.................................................  21
     Section 5.12.  No Brokers.......................................................  21
ARTICLE VI.  REPRESENTATIONS AND WARRANTIES REGARDING SUB............................  21
     Section 6.1.  Organization......................................................  21
     Section 6.2.  Capitalization....................................................  21
     Section 6.3.  Authority Relative to this Merger Agreement.......................  22
ARTICLE VII.  CONDUCT OF BUSINESS PENDING THE MERGER.................................  22
     Section 7.1.  Conduct of Business by the Company Pending the Merger.............  22
     Section 7.2.  Conduct of Business by Parent Pending the Merger..................  26
     Section 7.3.  Conduct of Business of Sub........................................  26
     Section 7.4.  Notice of Breach..................................................  26
ARTICLE VIII.  ADDITIONAL AGREEMENTS.................................................  26
     Section 8.1.  Access and Information............................................  26
     Section 8.2.  Registration Statement/Proxy Statement............................  27
     Section 8.3.  Compliance with the Securities Act................................  28
     Section 8.4.  Listing...........................................................  28
     Section 8.5.  Indemnification...................................................  28
     Section 8.6.  HSR Act...........................................................  31
     Section 8.7.  Additional Agreements.............................................  31
     Section 8.8.  No Solicitation...................................................  32
     Section 8.9.  Limitation on Acquisition Activities..............................  33
     Section 8.10.  Notice of Actions................................................  33
     Section 8.11.  Benefit Plans Generally..........................................  33
     Section 8.12.  Stockholders' Rights Plan........................................  34
ARTICLE IX.  CONDITIONS PRECEDENT....................................................  34
     Section 9.1.  Conditions to Each Party's Obligation to Effect the Merger........  34
     Section 9.2.  Conditions to Obligation of the Company to Effect the Merger......  35
     Section 9.3.  Conditions to Obligations of Parent and Sub to Effect the Merger..  35
ARTICLE X.  TERMINATION, AMENDMENT AND WAIVER........................................  36
     Section 10.1.  Termination......................................................  36
     Section 10.2.  Effect of Termination............................................  38

     Section 10.3.  Amendment........................................................  38
     Section 10.4.  Extension; Waivers...............................................  38
ARTICLE XI.  GENERAL PROVISIONS......................................................  38
     Section 11.1.  Non-Survival of Representations, Warranties and Agreements.......  38
     Section 11.2.  Notices..........................................................  39
     Section 11.3.  Fees and Expenses................................................  40
     Section 11.4.  Publicity........................................................  41
     Section 11.5.  Specific Performance.............................................  41
     Section 11.6.  Assignment; Binding Effect.......................................  42
     Section 11.7.  Entire Agreement.................................................  42
     Section 11.8.  Governing Law....................................................  42
     Section 11.9.  Counterparts.....................................................  42
     Section 11.10.  Headings, Table of Contents, Index of Defined Terms.............  42
     Section 11.11.  Interpretation..................................................  42
     Section 11.12.  Waivers.........................................................  43
     Section 11.13.  Severability....................................................  43
     Section 11.14.  Subsidiaries                                                      43
Exhibit 1.1(a) - The Stock Option Agreement
Exhibit 1.1(b) - The Parent Voting Agreement
Exhibit 8.3(a) - The Affiliate Letter

                             Index of Defined Terms



Acquisition Proposal...............................................................     32
Affiliate..........................................................................     28

Certificates.......................................................................      4
Claim..............................................................................     30
Code...............................................................................      1
Commission.........................................................................     10
Company............................................................................      1
Company Benefit Plans..............................................................     19
Company Common Stock...............................................................      3
Company Disclosure Letter..........................................................     16
Company ERISA Affiliate............................................................     20
Company Material Adverse Effect....................................................     15
Company Meeting....................................................................      8
Company SEC Reports................................................................     18

DGCL...............................................................................      3

Effective Date.....................................................................      2
Encumbrances.......................................................................     10
ERISA..............................................................................     13
Excess Shares......................................................................      6
Exchange Act.......................................................................     12
Exchange Agent.....................................................................      3
Exchange Fund......................................................................      4
Exchange Ratio.....................................................................      3

Form S-4...........................................................................     27
Fractional Securities Fund.........................................................      6

HSR Act............................................................................     12

Indemnified Party..................................................................     29
IRS................................................................................     14

Merger.............................................................................      1
Merger Agreement...................................................................      1
MS.................................................................................     17
MS Agreement.......................................................................     17

Nasdaq.............................................................................      6

Options............................................................................     16
Outstanding Options................................................................      6

Parent.............................................................................      1
Parent Benefit Plans...............................................................     14
Parent Common Stock................................................................      3
Parent Disclosure Letter...........................................................     10
Parent ERISA Affiliate.............................................................     14
Parent Material Adverse Effect.....................................................     10

Parent Meeting.....................................................................      8
Parent Rights Plan.................................................................      3
Parent SEC Reports.................................................................     12
Parent Share Proposal..............................................................      8
Parent Stock Split.................................................................      3
Parent Voting Agreement............................................................      1
Parent Voting Debt.................................................................     10
Permitted Options..................................................................     23
Proposed Transactions..............................................................     16
Proxy Statement/Prospectus.........................................................     27
Purchase Event.....................................................................     37

Securities Act.....................................................................     12
Share Consideration................................................................      4
Significant Subsidiaries...........................................................     10
Stock Option Agreement.............................................................      1
Stock Option Plans.................................................................      6
Stock Purchase Plan................................................................      7
Sub................................................................................      1
Surviving Corporation..............................................................      2

Voting Debt........................................................................     16

0006426.0



                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), dated as
                                                  ----------------
of April 29, 1996, by and among MFS COMMUNICATIONS COMPANY, INC., a Delaware corporation ("Parent"), MFS GLOBAL INTERNET SERVICES, INC., a Delaware
              ------
corporation and a wholly owned subsidiary of Parent ("Sub"), and UUNET
                                                      ---
TECHNOLOGIES, INC., a Delaware corporation (the "Company").
                                                 -------

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, Parent and the Company desire to effect a business combination (the "Merger") by means of the merger of Sub with and into the
                  ------
Company;

          WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved the Merger, upon the terms and subject to the conditions set forth herein;

          WHEREAS, as a condition and inducement to Parent's and Sub's entering into this Merger Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Merger Agreement, Parent is entering into a Stockholder Option, Voting and Proxy Agreement with certain stockholders of the Company, in the form of Exhibit 1.1(a) (the "Stock Option
                                                                 ------------
Agreement"), pursuant to which, among other things, such stockholders have
- ---------
agreed to grant Parent the irrevocable option to purchase the shares of Company Common Stock owned by such stockholders; and agreed to vote the shares of Company Common Stock (as defined below) owned by such stockholders in favor of the Merger provided for herein and to grant Parent irrevocable proxies to vote such shares of Company Common Stock;

          WHEREAS, as a condition and inducement to the Company's entering into this Merger Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Merger Agreement, the Company is entering into a Parent Voting and Proxy Agreement with certain stockholders of Parent, in the form of Exhibit 1.1(b) (the "Parent Voting
                                                            -------------
Agreement"), pursuant to which, among other things, such stockholders have
- ---------
agreed to vote the shares of Parent Common Stock (as defined below) owned by such stockholders in favor of the Parent Share Proposal (as defined below) provided for herein and to grant the Company irrevocable proxies to vote such shares of Parent Common Stock;

          WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
                                                    ----

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I.


                                   THE MERGER

     SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions hereof, on the Effective Date (as defined in Section 1.2), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the surviving corporation in the Merger (the

"Surviving Corporation"), shall by virtue of the Merger continue its corporate
- ----------------------
existence under the laws of the State of Delaware.

     SECTION 1.2. EFFECTIVE DATE OF THE MERGER. The Merger shall become effective at the date and time (the "Effective Date") when a properly executed
                                     --------- ----
Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable following fulfillment of the conditions set forth in Article IX hereof, or at such time thereafter as is provided in such Certificate.

                                  ARTICLE II.


                           THE SURVIVING CORPORATION

     SECTION 2.1. CERTIFICATE OF INCORPORATION. Subject to Section 8.5 of this Merger Agreement, after the Effective Date, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Date, except that Article One shall be amended to read as follows: "The name of the Corporation is UUNET TECHNOLOGIES, INC."

     SECTION 2.2. BY-LAWS. Subject to Section 8.5 of this Merger Agreement, after the Effective Date, the By-laws of Sub, as in effect immediately prior to the Effective Date, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

     SECTION 2.3. BOARD OF DIRECTORS; OFFICERS. The directors of Sub immediately prior to the Effective Date and John W. Sidgmore shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

     SECTION 2.4. EFFECTS OF MERGER. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law (the "DGCL").
                                                                   ----

                                 ARTICLE III.


                             CONVERSION OF SHARES

     SECTION 3.1. EXCHANGE RATIO. On the Effective Date, by virtue of the Merger and without any action on the part of any holder of any common stock, $0.001 par value, of the Company ("Company Common Stock"):
                                   --------------------

     (a) All shares of Company Common Stock which are held by the Company or any subsidiary of the Company, and any shares of Company Common Stock owned by Parent, Sub or any other subsidiary of Parent, shall be canceled.

     (b) Subject to Section 3.4, each remaining outstanding share of Company Common Stock shall be converted into and represent the right to receive 1.777776, subject to adjustment pursuant to Section 3.1(c) (as may be adjusted, the "Exchange Ratio") fully paid and nonassessable shares of the
                    --------------
     common stock, $.01 par value, of Parent (the "Parent Common Stock"), which
                                                   -------------------
     reflects the stock split of the Parent Common Stock that was paid on April 26, 1996 (the "Parent Stock Split"), together with the associated rights
                    ------------------
     under Parent's Rights Agreement, dated as of September 30, 1995, between Parent and Continental Stock Transfer & Trust Company (the "Parent Rights
                                                                 -------------
     Plan").
     ----

     (c) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Parent Common Stock other than the Parent Stock Split after the date hereof, the Exchange Ratio shall be adjusted accordingly.

     (d) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation.

          SECTION 3.2.  PARENT TO MAKE CERTIFICATES AVAILABLE.

     (e) Prior to the Effective Date, Parent shall appoint Continental Stock Transfer and Trust Company to act as exchange agent (the "Exchange Agent")
                                                               --------------
     for the Merger. At the Effective Date, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article III, through the Exchange Agent, certificates representing a number of shares of Parent Common Stock equal to the product

     (rounded down to the nearest whole number) of the Exchange Ratio multiplied by the number of shares of Company Common Stock outstanding immediately prior to the Effective Date. For purposes of the Merger Agreement, shares of Parent Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund" and
                                                          -------------
     such shares of Parent Common Stock, is hereinafter referred to as the "Share Consideration." The Exchange Agent shall deliver the Share
      -------------------
     Consideration out of the Exchange Fund as directed by Parent. The Share Consideration shall be deemed to have been issued on the Effective Date.

     (b) On the Effective Date, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Company Common Stock (collectively, the "Certificates") whose shares were
                                              ------------
     converted into the right to receive the Share Consideration pursuant to
     Section 3.1(b) within three business days of receiving from the Company a list of such holders of record, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Share Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent, and acceptance thereof by the Exchange Agent, each holder of a Certificate shall be entitled to receive in exchange therefor certificates representing the Share Consideration that such holder has the right to receive pursuant to the provisions of this Article III, and the Certificate so surrendered shall forthwith be canceled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof the certificates representing the Share Consideration and cash in consideration of fractional shares as provided in
     Section 3.4.

     (c) Any portion of the Exchange Fund and the Fractional Securities Fund (as defined below) that remains undistributed to the former stockholders of the Company for 12 months after the Effective Date shall be delivered to Parent upon demand. Any holder of shares of Company Common

     Stock who has not exchanged his shares for Parent Common Stock in accordance with subsection (a) within 12 months after the Effective Date shall have no further claim upon the Exchange Agent and shall thereafter look only to Parent for payment in respect of his shares of Company Common Stock. Until so surrendered, certificates representing Company Common Stock shall represent solely the right to receive the Share Consideration.

     (d) Notwithstanding paragraph (b) above, all shares of Company Common Stock subject to a right of repurchase which remains in effect following the Merger shall continue to bear a restrictive legend with respect to such right of repurchase and shall be delivered to Parent to hold, pending the lapse of the right of repurchase.

          SECTION 3.3. DIVIDENDS; TRANSFER TAXES. No dividends or other distributions that are declared or made on Parent Common Stock will be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Merger Agreement until such persons surrender their Certificates representing Company Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such Parent Common Stock in respect of a record date after the Effective Date. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. In the event that any certificates for any shares of Parent Common Stock are to be issued in a name other than that in which the Certificates representing shares of Company Common Stock surrendered in exchange therefor are registered, it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          SECTION 3.4. NO FRACTIONAL SHARES. No certificates or scrip representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing Company Common Stock pursuant to Section 3.1(b). In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to Section 3.1(b) shall be paid upon such surrender cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Common Stock issued pursuant to this Section 3.4. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of
     -------------
Company Common Stock, shall sell the Excess Shares at the prevailing prices on The Nasdaq Stock Market("Nasdaq"). The Exchange Agent shall deduct from the
                         ------
proceeds of the sale of the Excess Shares all commissions and transfer taxes incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the
      --------------------------
determination of the amount of cash to be paid to former stockholders of the Company in lieu of any fractional interests, the Exchange Agent shall make available in accordance with the terms of this Merger Agreement such amounts to such former stockholders.

          SECTION 3.5. STOCK OPTIONS. At or prior to the Effective Date, the Company and Parent shall take all action necessary to cause the assumption by Parent as of the Effective Date of the Company's 1995 Performance Option Plan, Incentive Stock Option Plan, Equity Incentive Plan and Nonemployee Directors Stock Option Plan (the "Stock Option Plans"). Each of the options to purchase
                        ------------------
Company Common Stock, whether vested or unvested, issued under the Stock Option Plans or pursuant to separate option agreements outstanding as of the Effective Date (the "Outstanding Options") shall be converted without any action on the
           -------------------
part of the holder thereof into an option to purchase shares of Parent Common Stock as of the Effective Date. The number of shares of Parent Common Stock that the holder of an Outstanding Option shall be entitled to receive upon the exercise of such option shall be a number of whole shares determined by multiplying the number of shares of Company Common Stock subject to such option, determined immediately before the Effective Date, by the Exchange Ratio. The option price of each share of Parent Common Stock subject to an Outstanding Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such option is exercisable immediately before the Effective Date by the Exchange Ratio. The assumption and substitution of options as provided herein shall not give the holders of such options additional benefits or additional vesting rights (other than rights to the acceleration of vesting or the lapse of the right of repurchase caused by the Merger under existing contractual arrangements) which they did not have immediately prior to the Effective Date or relieve the holders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. After the Effective Date, the Stock Option Plans shall be continued in effect by Parent subject to amendment, modification, suspension, abandonment or termination as provided therein, and the Stock Option Plans as so continued shall relate only to the issuance of Parent Common Stock as provided in this Section 3.5. Parent shall comply with the terms of the Stock Option Plans and use all reasonable efforts to ensure, to the extent required by, and subject to the provisions of such Stock Option Plans, that the Outstanding Options which qualified as incentive stock options prior to the Effective Date continue to qualify as incentive stock options after the Effective Date. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under Outstanding Options assumed in accordance with this Section 3.5. As soon as practicable after the Effective Date, and not more than one business day thereafter, Parent shall file a registration statement on Form S-8 relating to such assumed options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Parent shall use all reasonable efforts to qualify as soon as practicable after the Effective Date under applicable state securities laws the issuance of such shares of Parent Common Stock issuable upon exercise of such Outstanding Options. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, Parent shall administer the Stock Option Plans assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Stock Option Plans complied with such rule prior to the Merger. Upon the earlier to occur of (i) July 31, 1996 or (ii) the trading day immediately preceding the Effective Date, all then outstanding rights to acquire shares of Company Common Stock under the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") will be exercised for
                                   -------------------
the purchase of shares of Company Common Stock. Effective no later than the close of the second trading day immediately preceding the Effective Date, (but in no event prior to the exercise contemplated in the previous sentence), the Board of Directors of the Company shall terminate the Stock Purchase Plan and all outstanding options to purchase Company Common Stock thereunder. All funds contributed to the Stock Purchase Plan that have not been used to purchase shares of Company Common Stock shall be returned, in cash, to participants of the Stock Purchase Plan as soon as administratively feasible after such termination date, in accordance with Section 17(b) of the Stock Purchase Plan.

          SECTION 3.6.  STOCKHOLDERS' MEETINGS.

     (a) The Company shall take all action necessary, in accordance with applicable law and its Certificate of

     Incorporation and By-laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for
                                ---------------
     the purpose of considering and taking action upon this Merger Agreement. The Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of the Merger Agreement at the Company Meeting. The Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of the Merger Agreement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware law to obtain such approval. At the Company Meeting, all of the shares of Company Common Stock then owned by Parent, Sub, or any other subsidiary of Parent, or with respect to which Parent, Sub, or any other subsidiary of Parent holds the power to direct the voting, will be voted in favor of approval of the Merger and adoption of this Merger Agreement.

     (b) Parent shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-laws, to convene a special meeting of the holders of Parent capital stock (the "Parent
                                                                    ------
     Meeting") as promptly as practicable for the purpose of considering and
     -------
     taking action to authorize the issuance of Parent Common Stock associated with the Merger under the applicable guidelines of Nasdaq (the "Parent
                                                                     ------
     Share Proposal").  The Board of Directors of Parent will recommend that
     --------------
     holders of Parent Common Stock vote in favor of and approve the Parent Share Proposal at the Parent Meeting. Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of the Parent Share Proposal and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware law to obtain such approval.

          SECTION 3.7. CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Date, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for Parent Common Stock and/or cash as provided in Sections 3.1(b) and 3.4.

          SECTION 3.8. ASSISTANCE IN CONSUMMATION OF THE MERGER. Each of Parent, Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Merger Agreement. Parent shall cause Sub to perform all of its obligations in connection with this Merger Agreement.

         SECTION 3.9. CLOSING. The closing of the transactions contemplated by this Merger Agreement shall take place (i) at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, as soon as practicable after the last of the conditions set forth in Article IX is fulfilled or waived or (ii) at such other time and place as Parent and the Company shall agree in writing.

        SECTION 3.10. NO FURTHER RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 3.3 or 3.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

        SECTION 3.11. NO LIABILITY. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock for any such shares of Company Common Stock (or dividends or distributions with respect hereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

        SECTION 3.12. WITHHOLDING RIGHTS. Each of Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Merger Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Merger Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                                  ARTICLE IV.


                   REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent represents and warrants to the Company as follows:

          SECTION 4.1. ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Complete
                                  ------------------------------
and correct copies as of the date hereof of the Certificate of Incorporation and By-laws of Parent have been delivered to the Company as part of a disclosure letter delivered by Parent to the Company prior to the date of this Merger Agreement (the "Parent Disclosure Letter").
                ------------------------

        SECTION 4.2. CAPITALIZATION. The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock, and 25,000,000 shares of preferred stock, $.01 par value. As of April 26, 1996, as adjusted for the Parent Stock Split (i) 125,804,234 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable, (ii) 95,000 shares of Parent's Series A 8% Cumulative Convertible Preferred Stock, were validly issued and outstanding, fully paid, and nonassessable and (iii) 15,000,000 shares of Series B Cumulative Convertible Preferred Stock were validly issued and outstanding, fully paid, and nonassessable. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Parent's stockholders may vote ("Parent Voting Debt")
                                                      ------------------
issued or outstanding. As of April 26, 1996, after giving effect to the Parent Stock Split, except for options to acquire 20,614,274 shares of Parent Common Stock pursuant to the Parent's 1992 Stock Plan and 1993 Stock Plan, warrants to purchase 1,500,000 shares of Parent Common Stock, commitments to issue shares of Parent Common Stock under Parent's Shareworks and Shareworks Plus programs and commitments to issue shares of Parent Common Stock to non-employee directors pursuant to Parent's 1993 Stock Plan, and, except as provided herein and in the Parent Rights Plan, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Parent Common Stock issuable in accordance with this Merger Agreement in exchange for Company Common Stock at the Effective Date will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"),
                                                               ------------
including any preemptive rights of any stockholder of Parent.

        SECTION 4.3. SUBSIDIARIES. The only "Significant Subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission")) ("Significant Subsidiaries") of Parent
                          ----------      ------------------------
are those named in Section

4.3 of the Parent Disclosure Letter or set forth on Exhibit 21 to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995. Each Significant Subsidiary incorporated in the United States is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Parent Material Adverse Effect. Except as disclosed in Section 4.3 of the Parent Disclosure Letter, all the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and owned by Parent or by a Significant Subsidiary of Parent free and clear of any Encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Parent. Except as set forth in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as disclosed in Section 4.3 of the Parent Disclosure Letter and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity that is a Significant Subsidiary.


        SECTION 4.4.  AUTHORITY RELATIVE TO THIS MERGER AGREEMENT.

     (a) Parent has the corporate power to execute and deliver this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. The Merger Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of the Parent capital stock described in Section 3.6(b), no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Merger Agreement or the consummation of the transactions contemplated hereby.

     (b) The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby, does not and will not result in the change in conversion ratios, conversion rights or voting rights, or the breach, violation, default (with or without notice or lapse of time, or both), termination, cancellation or acceleration of any obligation or the loss of a material benefit, under (i) the Parent's charter or by-laws or (ii) any indenture or other loan document provision or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next paragraph.

     (c) Except as disclosed in Section 4.4 of the Parent Disclosure Letter, or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the
                                                                 -------
     Securities Act of 1933, as amended (the "Securities Act"), the Securities
                                              --------------
     Exchange Act of 1934 (the "Exchange Act"), and the corporation, securities
                                ------------
     or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent of the Merger or the other transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain will not have a Parent Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

        SECTION 4.5. REPORTS AND FINANCIAL STATEMENTS. Parent has previously furnished the Company with true and complete copies of its (i) Annual Report on Form 10-K, as amended, for the fiscal years ended December 31, 1994 and December 31, 1995, as filed with the Commission, (ii) proxy statements related to all meetings of its stockholders (whether annual or special) since January 1, 1994, and (iii) all other reports or registration statements filed by Parent with the Commission under the Exchange Act since December 31, 1992 through the date hereof, except Quarterly Reports on Form 10-Q for fiscal quarters ended prior to December 31, 1995 (the items in clauses (i) through (iii) being referred to herein collectively as the "Parent SEC Reports"). As of their respective dates,
                            ------------------
the Parent SEC Reports complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Parent SEC Reports: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects, in accordance with the books of account and records of Parent.

        SECTION 4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports or as disclosed in Section 4.6 of the Parent Disclosure Letter, from December 31, 1995 through the date of this Merger Agreement, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a Parent Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability); (ii) any damage, destruction or loss, whether or not covered by insurance, which would have a Parent Material Adverse Effect; or (iii) any entry into any commitment or transaction material to Parent and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

        SECTION 4.7.  EMPLOYEE BENEFIT PLANS.  Except as disclosed in the
Parent SEC Reports or as disclosed in Section 4.7 of the Parent Disclosure Letter, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
                                                                     -----
and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited, to retiree medical plans, maintained or contributed to by Parent or any of its subsidiaries or material collective bargaining agreements to which Parent or any of its subsidiaries is a party, other than "multiemployer plans," as defined in
Section 3(37) of ERISA (together, the "Parent Benefit Plans"). To the best
                                       --------------------
knowledge of Parent, no default exists with respect to the obligations of Parent or any of its subsidiaries under any Parent Benefit Plan, which default, alone or in the aggregate, would have a Parent Material Adverse Effect. Since January 1, 1995, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under any Parent Benefit Plans, which have not been finally resolved, settled or otherwise disposed of (other than claims for benefits in the ordinary course), nor, to the best knowledge of Parent, is there any condition related to any Parent Benefit Plans which, with notice or lapse of time or both, which failure to resolve, settle or otherwise dispose of, alone or in the aggregate with any other such conditions, would have a Parent Material Adverse Effect. Since January 1, 1995, there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of Parent, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of Parent or its subsidiaries which have had or would have a Parent Material Adverse Effect.

        SECTION 4.8.  ERISA.  All Parent Benefit Plans have been administered in accordance, and are in compliance with the applicable provisions of ERISA, except where such failures to administer or comply would not have a Parent Material Adverse Effect. Each of the Parent Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to meet the requirements of such section of
                               ---
the Code (except with respect to any such benefit plans which have not yet been submitted to the IRS, each of which is still within the "remedial amendment period" described in Section 401(b) of the Code), and Parent knows of no fact which is likely to have an adverse affect on the qualified status of such plans. None of the Parent Benefit Plans are subject to Title IV of ERISA, and neither Parent nor any entity treated as a single employer with Parent under Section 414(b) or (c) of the Code (a "Parent ERISA Affiliate") has maintained such a
                              ----------------------
plan during the six-year period ended on the date hereof. To the best knowledge of Parent, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Parent Benefit Plans which could subject Parent or its subsidiaries to any penalty or tax imposed under Section 502(i) of ERISA or
Section 4975 of the Code other than a de minimis penalty or tax.  Neither Parent
                                      ----------
nor any Parent ERISA Affiliate has any obligation to contribute to, or has had within the six-year period ending on the date hereof, any obligation to or has actually contributed to, any multiemployer plan. Neither Parent nor any ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA within the five-year period ending on the date hereof.

        SECTION 4.9. PARENT ACTION. The Board of Directors of Parent (at a meeting duly called and held) has by the unanimous vote of all directors present with no abstentions (a) determined that the Parent Share Proposal is advisable and in the best interests of Parent and its stockholders and (b) recommended the approval of the Parent Share Proposal by the holders of Parent Common Stock and directed that the Parent Share Proposal be submitted for consideration by Parent's stockholders at the Parent Meeting.

        SECTION 4.10. FAIRNESS OPINION. Parent has received the written opinion of Gleacher NatWest Inc., financial advisor to Parent, dated no later than the date hereof, to the effect that the Exchange Ratio is fair to the stockholders of Parent from a financial point of view.

        SECTION 4.11. NO BROKERS. Except for Gleacher NatWest Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent.

        SECTION 4.12. PARENT OWNERSHIP OF COMPANY COMMON STOCK. Parent and its "associates" and "affiliates" (as defined under both Section 203 of the DGCL and Rule 405 under the Securities Act), collectively beneficially own and have beneficially owned at all times during the three-year period prior to the date hereof less than 1% of the shares of Company Common Stock outstanding (other than shares of Company Common Stock issuable pursuant to the Stock Option Agreement to be entered into concurrently herewith).

                                  ARTICLE V.


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Sub as follows:

        SECTION 5.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect"). Complete and correct copies as of the
    -------------------------------
date hereof of
the Certificate of Incorporation and By-laws of the Company and each of its subsidiaries have been delivered to Parent as part of a disclosure letter delivered by the Company to Parent on or prior to the date of this Merger Agreement (the "Company Disclosure Letter").
                -------------------------

        SECTION 5.2. CAPITALIZATION. The authorized capital stock of the Company consists of 175,000,000 shares of Company Common Stock and 500,000 shares of preferred stock, $0.001 par value. As of April 26, 1996, (i) 32,258,139 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable and (ii) no shares of preferred stock were issued and outstanding. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's stockholders may vote ("Voting Debt") issued or outstanding. As of
                                  -----------
April 26, 1996, except for (i) options to acquire 3,232,015 shares of Company Common Stock (the "Options"), (ii) options outstanding under the Company's
                   -------
Employee Stock Purchase Plan, and (iii) the issuance of shares pursuant to the proposed transactions described in Section 5.2 of the Company Disclosure Letter (the "Proposed Transactions"), there are no options, warrants, calls or other
      ---------------------
rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

        SECTION 5.3. SUBSIDIARIES. The only Significant Subsidiaries of the Company are disclosed in Section 5.3 of the Company Disclosure Letter, all of which have been named in the Company SEC Reports (as hereinafter defined). Each Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary incorporated in the United States is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a Company Material Adverse Effect. All the outstanding shares of capital stock of each Significant Subsidiary are validly issued, fully paid and nonassessable and owned by the Company or by a subsidiary of the Company free and clear of any Encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of the Company. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as disclosed in
Section 5.3 of the Company Disclosure Letter and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

        SECTION 5.4.  AUTHORITY RELATIVE TO THIS MERGER AGREEMENT.

     (a) The Company has the corporate power to execute and deliver this Merger Agreement and to carry out its obligations hereunder and, subject to approval of the Merger Agreement by the holders of the Company Common Stock, to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Merger Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     (b) Except as disclosed in Section 5.4 of the Company Disclosure Letter, the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby, does not and will not result in the breach, violation, default (with or without notice or lapse of time, or both), termination, cancellation or acceleration of any obligation or the loss of a material benefit, under (i) the Company's charter or by-laws or
     (ii) any indenture or other loan document provision or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, will not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby and (B) the laws and regulations referred to in the next paragraph. Contemporaneously with the execution and delivery of this Merger Agreement, Microsoft Corporation ("MS") has delivered a written waiver of any (i) MS
                             --
     right of first refusal or first offer contained in that certain TCP/IP Local Access Network Agreement, dated as of March 6, 1995, by and between MS and the Company (the "MS Agreement"), (ii) any MS right of termination
                              ------------
     of the MS Agreement, in each case as a result of the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby, (iii) any MS right to declare a default under the Equipment Loan Agreement dated as of March 6, 1996, between MS and the Company as a result of the exercise of the rights granted under the Stock Option Agreement or the consummation of the transactions contemplated hereby and (iv) any MS right to have representation on the Company's Board of Directors. In addition, contemporaneously with the execution and delivery of this Merger Agreement, Microsoft Network L.L.C. has delivered a written waiver of any right of termination of the TCP/IP Network Access Provider Agreement, dated April 9, 1996, as a result of the execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby.

     (c) Except as disclosed in Section 5.4 of the Company Disclosure Letter or transactions contemplated thereby in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the Merger or the other transactions contemplated hereby, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain will not have a Company Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

        SECTION 5.5. REPORTS AND FINANCIAL STATEMENTS. The Company has previously furnished Parent with true and complete copies of its (i) Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1995, as filed with the Commission, (ii) proxy statements related to all meetings of its stockholders (whether annual or special) since January 1, 1995, and (iii) all other reports or registration statements filed by the Company with the Commission under the Exchange Act since December 31, 1994, except Quarterly Reports on Form 10-Q for fiscal quarters ended prior to December 31, 1995 (the items in clauses (i) through (iii) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports
 -------------------
complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects, in accordance with the books of account and records of the Company.

        SECTION 5.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports or as disclosed in Section 5.6 of the Company Disclosure Letter, from December 31, 1995 through the date of this Merger Agreement, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having a Company Material Adverse Effect (other than as a result of changes in laws or regulations of general applicability); (ii) any damage, destruction or loss, whether or not covered by insurance, which would have a Company Material Adverse Effect; or (iii) any entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

        SECTION 5.7. EMPLOYEE BENEFIT PLANS. Except as disclosed in the Company SEC Reports or as disclosed in Section 5.7 of the Company Disclosure Letter, there are no material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited, to retiree medical plans, maintained or contributed to by the Company or any of its subsidiaries or material collective bargaining agreements to which the Company or any of its subsidiaries is a party, other than "multiemployer plans," as defined in Section 3(37) of ERISA (together, the "Company Benefit Plans"). To the best knowledge
                               ---------------------
of the Company, no default exists with respect to the obligations of the Company or any of its subsidiaries under any Company Benefit Plan, which default, alone or in the aggregate, would have a Company Material Adverse Effect. Since January 1, 1995, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation under any Company Benefit Plans, which have not been finally resolved, settled or otherwise disposed of (other than claims for benefits in the ordinary course), nor, to the best knowledge of the Company, is there any condition related to any Company Benefit Plans which, with notice or lapse of time or both, which failure to resolve, settle or otherwise dispose of, alone or in the aggregate with any other such conditions, would have a Company Material Adverse Effect. Since January 1, 1995, there have been no strikes, lockouts or work stoppages or slowdowns, or to the best knowledge of the Company, jurisdictional disputes or organizing activity occurring or threatened with respect to the business or operations of the Company or its subsidiaries which have had or would have a Company Material Adverse Effect.

        SECTION 5.8. ERISA. All Company Benefit Plans have been administered in accordance, and are in compliance with the applicable provisions of ERISA, except where such failures to administer or comply would not have a Company Material Adverse Effect. Each of the Company Benefit Plans which is intended to meet the requirements of Section 401(a) of the Code has been determined by the IRS to meet the requirements of such section of the Code (except with respect to any such benefit plans which have not yet been submitted to the IRS, each of which is still within the "remedial amendment period" described in Section 401(b) of the Code), and the Company knows of no fact which is likely to have an adverse affect on the qualified status of such plans. None of the Company Benefit Plans are subject to Title IV of ERISA, and neither the Company nor any entity treated as a single employer with Company under Section 414(b) or (c) of the Code (a "Company ERISA Affiliate") has maintained such a plan during the
             -----------------------
six-year period ended on the date hereof. To the best knowledge of the Company, there are not now nor have there been any non-exempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving the Company Benefit Plans which could subject the Company or its subsidiaries to any penalty or tax imposed under Section 502(i) of ERISA or
Section 4975 of the Code other than a de minimis penalty or tax.  Neither the
                                      ----------
Company nor any Company ERISA Affiliate has any obligation to contribute to, or has had within the six-year period ending on the date hereof, any obligation to or has actually contributed to, any multiemployer plan. Neither the Company nor any Company ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA within the five-year period ending on the date hereof.

        SECTION 5.9. TAKEOVER PROVISIONS INAPPLICABLE. Assuming the accuracy of the representation of Parent set forth in Section 4.12, as of the date hereof and at all times on or prior to the Effective Date, Section 203 of the DGCL is, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement, the approval of the execution and delivery of the Stock Option Agreement.

        SECTION 5.10. COMPANY ACTION. The Board of Directors of the Company (at a meeting duly called and held) has by the unanimous vote of all directors present with no abstentions (a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) approved the Merger in accordance with the provisions of Section 251 of the DGCL, (c) recommended the approval of this Merger Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the Company Meeting, (d) taken all necessary steps to render Section 203 of the DGCL inapplicable to the Merger and the transactions contemplated by this Merger Agreement (assuming the accuracy of the representation of Parent set forth in Section 4.12), and (e) adopted a resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Merger Agreement.

        SECTION 5.11. FAIRNESS OPINION. The Company has received the written opinion of Goldman, Sachs & Co., financial advisor to the Company dated no later than the date hereof, to the effect that the Exchange Ratio is fair to the stockholders of the Company.

        SECTION 5.12. NO BROKERS. (i) Except as set forth in Section 5.12 of the Company Disclosure Letter and for Goldman, Sachs & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company, and (ii) the fees and commissions payable as contemplated by this
Section 5.12.

                                  ARTICLE VI.


                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

          Parent and Sub jointly and severally represent and warrant to the Company as follows:

        SECTION 6.1. ORGANIZATION. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub was incorporated on March 27, 1996. Except as related to the Merger, this Merger Agreement and the consummation of the transactions contemplated hereby, Sub has not engaged in any business or activities (other than certain organizational matters) or incurred any commitments or liabilities since it was incorporated.

        SECTION 6.2. CAPITALIZATION. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, 100 shares of which are validly issued and outstanding, fully paid and nonassessable and, except as disclosed in Section
6.2 of the Parent Disclosure Letter, are owned by Parent free and clear of all Encumbrances.

        SECTION 6.3. AUTHORITY RELATIVE TO THIS MERGER AGREEMENT. Sub has the corporate power to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole stockholder, and no other corporate proceedings on the part of Sub are necessary to authorize this Merger Agreement and the transactions contemplated hereby. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Sub of the Merger or the transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain would not prevent the consummation of the transactions contemplated hereby.

                                 ARTICLE VII.


                     CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 7.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Prior to the Effective Date, unless Parent shall otherwise agree in writing:

     (a) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Date, except such impairment as would not have a Company Material Adverse Effect. The Company shall, and shall cause its subsidiaries to,
     (a) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (b) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries; (c) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (d) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Company Material Adverse Effect;

     (b) except as required by this Merger Agreement the Company shall not and shall not propose to (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (B) amend its Certificate of Incorporation or By-laws, (C) split, combine or reclassify its outstanding capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of capital stock of the Company except for the repurchase at cost of shares of Company Common Stock from employees, consultants or directors of the Company upon termination of their relationship with the Company in accordance with existing contractual rights of repurchase in favor of the Company;

     (c) the Company shall not, nor shall it permit any of its subsidiaries to, (A) except as required by this Merger Agreement, issue, propose to issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than issuances of options to purchase Company Common Stock under the Stock Option Plans on or after the date of this Merger Agreement to employees of the Company or its subsidiaries (including subsidiaries acquired or formed on or after the date of this Merger Agreement) in the ordinary course of business and consistent with past practice, other than to such employees who are executive officers of the Company ("Permitted Options") or issuances of
                                         -----------------
     Company Common Stock pursuant to the Proposed Transactions, the Stock Purchase Plan or the exercise of options outstanding on the date of this Merger Agreement or Permitted Options; (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than (i) in the ordinary course of business or (ii) in connection with any additional deployment or expansion of network infrastructure requested by MS; (C) incur additional Indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case (i) in the ordinary course of business, (ii) pursuant to any extension of credit by MS, or (iii) pursuant to credit facilities in an aggregate amount not to exceed $40,000,000; (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this Clause (D) which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except that the Company may acquire or create new wholly owned subsidiaries in the ordinary course of business and as contemplated by the Proposed Transactions; (E) authorize any capital expenditures in excess of the Company's 1996 capital expenditure budget provided to Parent prior to the date hereof, except for capital expenditures funded by an increase in credit facilities with MS; or (F) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (d) except as disclosed in the Company Disclosure Letter, the Company shall not, nor shall it permit, any of its subsidiaries to, except as required to comply with applicable law and except as provided in Section
     3.5 hereof, (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, other than in the ordinary course of business consistent with past practice (B) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such amendment and except for increases pursuant to the Company's pending 1996 salary increases in an aggregate amount not to exceed 15% of the base salary of current employees, (C) pay any benefit not provided under any existing plan or arrangement, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) (other than such plans and arrangements (other than stock options) which are made in the ordinary course of business consistent with past practice, including Permitted Options), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan other than in the ordinary course of business consistent with past practice, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

     (e) except as set forth on Section 7.1(e) of the Company Disclosure Letter, the Company shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade securities exceeding $1,000,000; provided, however, that the Company will be permitted to create
                 --------  -------
     new wholly owned subsidiaries in the ordinary course of business or pursuant to the Proposed Transactions.

     (f) the Company shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action (other than in the ordinary course of business consistent with past practices), with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

     (g) the Company shall prepare and file all tax returns required to be filed with respect to the Company and its subsidiaries (or any of them) after the date of this Merger Agreement and on or before the Effective Date in a timely manner, and in a manner consistent with prior years and applicable laws and regulations other than such tax returns for which the failure to file would not have a Company Material Adverse Effect; and

     (h) the Company shall file with the Commission all reports required to be filed under the Exchange Act on or prior to the date each such report is due and all such reports shall comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder applicable to such reports and, upon such filing, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The unaudited interim financial statements of the Company included in such reports shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto and shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), shall present fairly, in all material respects, the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes shall be condensed or omitted in accordance with the Exchange Act and the rules and regulations promulgated thereunder, and shall be in all material respects, in accordance with the books of account and records of the Company.

        SECTION 7.2. CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. Prior to the Effective Date, unless the Company shall otherwise agree in writing or except as otherwise required by this Merger Agreement, Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Date. From the date of this Merger Agreement through the Effective Date. From the date of this Merger Agreement through the Effective Date, Parent shall not pay or declare any dividend or make any distribution with respect to the Parent Common Stock, other than the events contemplated by
Section 3.1(c).

        SECTION 7.3. CONDUCT OF BUSINESS OF SUB. During the period from the date of this Merger Agreement to the Effective Date, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Merger Agreement.

        SECTION 7.4. NOTICE OF BREACH. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its best knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Merger Agreement and will use all reasonable efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Letter or the Parent Disclosure Letter.

                                 ARTICLE VIII.


                             ADDITIONAL AGREEMENTS

          SECTION 8.1. ACCESS AND INFORMATION. Each of the Company and Parent and their respective subsidiaries shall afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours after reasonable notice (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of Federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as the other may reasonably request.
Each of the Company and Parent shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement dated March 5, 1996 between Parent and the Company.

        SECTION 8.2. REGISTRATION STATEMENT/PROXY STATEMENT. Parent and the Company shall cooperate and promptly prepare and Parent shall file with the Commission as soon as practicable a Registration Statement of Form S-4 (the

"Form S-4") under the Securities Act, with respect to the Parent Common Stock
- ---------
issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the Company Meeting and the Parent Meeting (the "Proxy Statement/Prospectus"). The respective parties will
                     --------------------------
cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Company will cooperate with Parent, to have the Form S-4 declared effective by the Commission as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Parent shall, as promptly as practicable, provide copies of any written comments received from the Commission with respect to the Form S-4 to the Company and advise the Company of any verbal comments with respect to the Form S-4 received from the Commission. Parent shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by the Merger Agreement and will pay all expenses incident thereto. Parent agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the Company Meeting and the Parent Meeting, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                          --------  -------
that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information concerning the Company furnished to Parent by the Company specifically for use in the Proxy Statement/Prospectus. The Company agrees that the written information concerning the Company provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Company Meeting and the Parent Meeting, or, in the case of written information concerning the Company provided by the Company for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by Parent or the Company without the approval of the other party. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the Commission for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the Commission for additional information. At the effective date of the registration statement on Form S-4, all of the Parent Common Stock to be issued in the Merger shall be covered by such registration statement.

        SECTION 8.3. COMPLIANCE WITH THE SECURITIES ACT. At least 30 days prior to the Closing Date, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, at the record date for the Company Meeting, "affiliates" (each such person, an

"Affiliate") of the Company within the meaning of Rule 145 of the rules and
- ----------
regulations promulgated under the Securities Act. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Date, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit 8.3. Parent shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Parent Company Common Stock to be received by such Affiliates pursuant to the terms of the Merger Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Company Common Stock, consistent with the terms of such Affiliate Letters.

        SECTION 8.4. LISTING. Parent shall use its best efforts to include on Nasdaq, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

        SECTION 8.5.  INDEMNIFICATION.

            The By-laws and the Certificate of Incorporation of the Surviving Corporation shall be amended prior to the Effective Date to contain provisions identical with respect to indemnification to those set forth in the By-laws and the Certificate of Incorporation of the Company as in effect on the date of this Merger Agreement, which provisions of the By-laws and the Certificate of Incorporation of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years after the Effective Date in any manner that would adversely affect the rights thereunder of individuals who immediately prior to the Effective Date were directors, officers, agents or employees of the Company. Parent and the Surviving Corporation shall jointly and severally indemnify, defend and hold harmless the directors, officers and agents of the Company as provided in the Company's Certificate of Incorporation, By-Laws or indemnification agreements, as in effect as of the date hereof, with respect to matters occurring through the Effective Date. Parent agrees to cause Surviving Corporation to maintain in effect for not less than three years after the Effective Date the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Date; provided,
                                                                    --------
     however, that (i) the Surviving Corporation may substitute therefor
     -------
     policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are no less advantageous to the officers, directors and employees of the Company and (ii) the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of three times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

          (b) The Company's Board of Directors has consulted with financial and legal advisors in connection with the execution, delivery and performance by the Company of this Merger Agreement and the approval for purposes of
     Section 203 of the DGCL, the transactions contemplated by the execution and delivery of a Stock Option Agreement by certain members of the Company's Board of Directors or an affiliate or employer of certain members of the Company's Board of Directors, and the Company's Board of Directors believes that the members of the Company's Board of Directors have complied with their fiduciary duties under Delaware law and that there is no pending or, to the best knowledge of the Company, threatened suit, action or proceeding against the Company or any member of the Company's Board of Directors asserting a claim that the Company's Board of Directors or any individual member of the Company's Board of Directors did not comply with its or his fiduciary duties under Delaware law.

          (c) In reliance upon the representations in paragraph (b), Parent agrees to indemnify, defend and hold harmless each member of the Company's Board of Directors that has executed and delivered, or whose affiliate or employer has executed and delivered, a Stock Option Agreement (each an

     "Indemnified Party") against any loss, claim, damage, liability or expense,
     ------------------
     to which such Indemnified Party may become subject, insofar, but only insofar, as such loss, claim, damage, liability or expense arises solely out of, or is based solely upon, a claim that an Indemnified Party's fiduciary duty as a member of the Company's Board of Directors under Delaware law was breached by the execution and delivery by him, or his affiliate or employer, in his or its capacity as a stockholder of the Company, of a Stock Option Agreement (a "Claim").
                                                                      -----
     Should a court of competent jurisdiction award damages against any Indemnified Party without specifying the portion thereof allocable solely to the matters referred to in the preceding sentence, the Parent and the Company shall petition such court to make such allocation. If the court refuses to do so, the Parent and the Company shall negotiate in good faith to reach an agreement with respect to such allocation.

          (d) Notwithstanding the provisions of paragraph (c) above, Parent shall have no obligation to indemnify, defend and hold harmless any Indemnified Party pursuant to paragraph (c) unless: (i) the representations contained in paragraph (b) above are true and (ii) neither the Indemnified Party nor any affiliate or employer of the Indemnified Party is a party to a Claim; provided that if the Company is the beneficiary of any Claim, the
              --------
     amount that such Indemnified Party is entitled to receive pursuant to paragraph (c) shall be reduced by an amount equal to the pro rata amount of such Claim paid to the Company, indirectly attributable to the Indemnified Party by reason of its stockholdings in the Company. In addition, Parent's obligation to indemnify, defend and hold harmless any Indemnified Party shall be reduced by and to the extent that (i) such Indemnified Party is indemnified pursuant to the Company's By-laws and (ii) such Indemnified Party is indemnified from, or receive proceeds of, any insurance policy applicable to a Claim. Each Indemnified Party shall make any and all claims pursuant to the Company's By-laws with respect to seeking indemnification for a Claim and shall file any and all claims under such insurance policy with respect to a Claim and use its reasonable efforts to file any and all claims under such By-law provisions and insurance policy on a timely basis. If Parent shall release an Indemnified Party from its obligations under the Stock Option Agreement prior to the use of the Proxy granted therein at the Company Meeting or the exercise of the option contemplated by the Stock Option Agreement, Parent shall have no obligation to indemnify, defend and hold harmless such Indemnified Party for loss claim, damage, liability or expense incurred after such release.

          (e) If any Claim shall be brought against an Indemnified Party, Parent shall assume the defense thereof with counsel of its selection, and shall have absolute discretion to settle any Claims, and each Indemnified Party shall cooperate with the defense or settlement thereof. After Parent has assumed the defense of such claim, Parent shall not be liable to the Indemnified Party under this Section 8.5 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof.

        SECTION 8.6. HSR ACT. The Company and Parent shall use their best efforts to file as soon as practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

        SECTION 8.7.  ADDITIONAL AGREEMENTS.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, in the case of the Merger Agreement and the Parent Share Proposal, to the appropriate vote of the stockholders of the Company and Parent. Notwithstanding the foregoing, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Merger Agreement if such action, either alone or together with another action, would result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

          (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Merger Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

          (c) Following the Effective Date, Parent shall use its best efforts to conduct the business, and shall cause the Surviving Corporation to use its best efforts to conduct its business, except as otherwise contemplated by this Merger Agreement, in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of
     Section 368(a) of the Code.

        SECTION 8.8. NO SOLICITATION. Neither the Company nor any of its subsidiaries shall, directly or indirectly, take (nor shall the Company authorize or permit its subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this
                              -----------------
Merger Agreement shall prevent the Company or its Board of Directors from (A) furnishing non-public information to, or entering into discussions with any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity (including a new and unsolicited Acquisition Proposal received by the Company after the execution of this Merger Agreement from a person or entity whose initial contact with the Company may have been solicited by the Company prior to the execution of this Merger Agreement) if prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement or, (B) withdrawing the Company's Board of Directors' recommendation of the Merger Agreement, if and only to the extent that the Company's Board of Directors believes in good faith (after consultation with and based upon the advice of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's stockholders than the Merger and the Board of Directors of the Company determines in good faith after consultation with and based upon a written opinion of its outside legal counsel that such withdrawal is necessary for the directors to comply with their fiduciary duties to the stockholders under applicable Delaware law and that such withdrawal will not affect the validity of the submission of the Merger Agreement to the stockholders of the Company pursuant to Delaware law or the enforceability of the Stock Option Agreement; or (B) complying with Rule 14e-2(a)(2) or (3) promulgated under the Exchange Act with regard to an Acquisition Proposal. The Company will promptly communicate to Parent any solicitation by the Company and the terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it.

"Acquisition Proposal" shall mean any proposed (A) merger, consolidation or
- ---------------------
similar transaction involving the Company, (B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company or its subsidiaries representing 10% or more of the consolidated assets of the Company and its subsidiaries, (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company or (D) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 25% or more of the outstanding Company Common Stock.

        SECTION 8.9. LIMITATION ON ACQUISITION ACTIVITIES. From the date of the Merger Agreement until the Effective Date, Parent shall not participate in any way in discussions or negotiations with, or enter into any agreement pursuant to which Parent would acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in which case either (i) the acquired business or entity is in the business of providing Internet access, (ii) the acquisition would involve aggregate consideration in excess of $500,000,000, or
(iii) the acquisition could reasonably be expected to delay the satisfaction of the conditions set forth in Article IX hereof.

        SECTION 8.10. NOTICE OF ACTIONS. From the date of the Merger Agreement until the Effective Date, each party shall promptly notify the other party in writing of any pending or, to the best knowledge of the first party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into Parent Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or, to the best knowledge of such party, Parent's subsidiaries to own or operate all or any portion of the businesses or assets of the Company, which in either case is reasonably likely to have a Company Material Adverse Effect prior to or after the Effective Date, or a Parent Material Adverse Effect after the Effective Date.

        SECTION 8.11. BENEFIT PLANS GENERALLY. Parent agrees to honor in accordance with their terms all employment, severance and similar agreements to which the Company or any subsidiary is a party and all accrued benefits that are vested as of the Effective Date under any Company Benefit Plan or Stock Option Plan, except as provided by the terms thereof. Parent agrees to provide employees of the Company and its subsidiaries with credit for all service with the Company or its affiliates for purposes of vesting and eligibility under any employee benefit plan, program or arrangement of Parent or its affiliates, including all employee equity incentive programs of Parent. To the extent not otherwise specified in this Merger Agreement, Parent agrees that employees of the Company and its subsidiaries who continue to be employed by the Company or its subsidiaries after the Effective Date may continue to participate in their current Company sponsored employee benefit programs through twelve months following the Effective Date. After the Effective Date, the employees of the Company and its subsidiaries shall be eligible to participate in the appropriate employee equity incentive programs of Parent, as determined by Parent in its sole discretion.

        SECTION 8.12. STOCKHOLDERS' RIGHTS PLAN. From the date of this Merger Agreement until the expiration or termination of the Stock Option Agreement, the Company shall not amend its certificate of incorporation or otherwise take action to provide for the issuance of securities pursuant to a stockholder rights plan or any similar program or plan.

                                  ARTICLE IX.


                              CONDITIONS PRECEDENT

        SECTION 9.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

     (a) This Merger Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

     (b) The Parent Share Proposal shall have been approved by the requisite vote of the holders of the Parent capital stock.

     (c) The Parent Common Stock issuable in the Merger shall have been authorized for inclusion in Nasdaq upon official notice of issuance.

     (d) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (e) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect and all necessary approvals under state securities laws relating to the issuance or trading of the Parent Common Stock to be issued to the Company stockholders in connection with the Merger shall have been received.

     (f) No preliminary or permanent injunction or other order by any Federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such injunction lifted).

        SECTION 9.2. CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by the Company:

     (a) Parent and Sub shall have performed in all material respects their agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and the representations and warranties of Parent and Sub contained in this Merger Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to a particular date), and the Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of Parent and Sub to that effect.

     (b) The Company shall have received an opinion dated the Effective Date from Heller Ehrman White & McAuliffe, counsel to the Company, that, based upon certain factual representations of the Company, Parent and Sub reasonably requested by such counsel, the Merger will be treated as a reorganization within the meaning of Section 368(a).

     (c) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth in Section 4.4 of the Parent Disclosure Letter shall have been obtained, and all filings and notices set forth in Section 4.4 of the Parent Disclosure Letter shall have been submitted by Parent.

     (d) Parent shall have taken all action necessary to cause Mr. John W. Sidgmore and up to two additional individuals designated by the Company and acceptable to Parent, to become members of the Board of Directors of Parent subject to the consummation of the Merger.

        SECTION 9.3. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by Parent:

     (a) The Company shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and the representations and warranties of the Company contained in this Merger Agreement shall be true in all material respects when made and on and as of the Effective Date as if made on and as of such date (except to the extent they relate to a particular date), except as contemplated or permitted by this Merger Agreement, and Parent and Sub shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to that effect.

     (b) Parent shall have received an opinion of counsel to Parent that, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that the Company, Parent and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     (c) All permits, consents, authorizations, approvals, registrations, qualifications, designations and declarations set forth in Section 5.4 of the Company Disclosure Letter shall have been obtained and to the extent required to be submitted prior to the Effective Date, all filings and notices set forth in Section 5.4 of the Company Disclosure Letter shall have been submitted by the Company.

     (d)    Parent shall have received the Affiliate Letters.

                                  ARTICLE X.


                       TERMINATION, AMENDMENT AND WAIVER

       SECTION 10.1. TERMINATION. This Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the stockholders of the Company:

     (a) by mutual consent of the Board of Directors of Parent and the Board of Directors of the Company;

     (b) by either Parent or the Company if the Merger shall not have been consummated on or before November 30, 1996 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Merger Agreement);

     (c) by the Company if any of the conditions specified in Sections 9.1 and 9.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction;

     (d) by Parent if any of the conditions specified in Sections 9.1 and 9.3 have not been met or waived by Parent at such time as such condition is no longer capable of satisfaction;

     (e)    by Parent if any of the following shall have occurred (each, a

     "Purchase Event"):
     ---------------

          (i) any person (other than Parent or any subsidiary of Parent) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such person would own or control 50% or more of the then outstanding Company Common Stock, and the Board of Directors of the Company, within ten business days after such tender or exchange offer shall have been so commenced, fails to recommend against acceptance of such tender or exchange offer by its stockholders, and Parent shall deliver a written notice of termination to the Company within 20 business days after the expiration of such 10 day period;

          (ii) the Company or any subsidiary of the Company shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Parent or any subsidiary of Parent) to (A) effect a merger, consolidation or similar transaction involving the Company or any of its material subsidiaries, (B) sell, lease or otherwise dispose of assets of the Company or its subsidiaries representing 10% or more of the consolidated assets of the Company and its subsidiaries (other than in the ordinary course of business) or
          (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the voting power of the Company or any of its subsidiaries;

          (iii) any person (other than Parent, any subsidiary of Parent or the Company or any of its subsidiaries in a fiduciary capacity) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding Company Common Stock; or

     (f) by either Parent or the Company if the approval of the Company's stockholders required by Section 9.1(a) shall not have been obtained at the Company Meeting; or

     (g) by either Parent or the Company if the approval of Parent's stockholders required by Section 9.1(b) shall not have been obtained at the Parent Meeting.

        SECTION 10.2. EFFECT OF TERMINATION. In the event of termination of this Merger Agreement by either Parent or the Company, as provided above, this Merger Agreement shall forthwith become void and (except for the willful breach of this Merger Agreement by any party hereto) there shall be no liability on the part of either the Company, Parent or Sub or their respective officers, directors, employees or agents; provided that the last sentence of Section 8.1
                                --------
and Sections 8.5, 8.6, 8.12, 10.2 and Article XI (other than Section 11.4) shall survive the termination.

        SECTION 10.3. AMENDMENT. This Merger Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the stockholders of the Company and Parent, but, after such approval, no amendment shall be made which changes the ratios at which Company Common Stock is to be converted into Parent Common Stock as provided in Section 3.1 or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 10.4. EXTENSION; WAIVERS. At any time prior to the Effective Date, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XI.


                               GENERAL PROVISIONS

        SECTION 11.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties set forth in the Merger Agreement shall terminate at the Effective Date. All covenants and agreements set forth in the Merger Agreement shall survive in accordance with their terms.

        SECTION 11.2. NOTICES. All notices or other communications under this Merger Agreement shall be in writing and shall be given by delivery in person, by facsimile, cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or such other address for a party as shall be specified in a notice given in accordance with this Section 11.2) and shall be deemed to have been given one business day after transmission by facsimile, cable, telegram, telex or other standard form of telecommunications or four days after deposit in the U.S. mail:

               If to the Company:

               UUNET Technologies, Inc.
               3060 William Drive
               Fairfax, Virginia 22031
               Attention:  John W. Sidgmore
                           Martina W. Knee, Esq.
               Facsimile No.: (703) 206-5807

               with a copy to:

               Heller Ehrman White & McAuliffe
               525 University Avenue
               Palo Alto, California 94301
               Attention:  August J. Moretti, Esq.
                           and Richard Friedman, Esq.
               Facsimile No.:  (415) 324-0638

               If to Parent or Sub:

               Prior to May 18, 1996:

               MFS Communications Company, Inc.
               3555 Farnam Street, 2nd Floor
               Omaha, Nebraska  68131
               Attention:  General Counsel
               Facsimile No.:  (402) 977-5335

               On or after May 18, 1996:

               MFS Communications Company, Inc.
               11808 Miracle Hills Drive
               Omaha, Nebraska  68154
               Attention:  General Counsel
               Facsimile No.:  (402) 231-3545

               With a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York  10022
               Attention:  John S. D'Alimonte, Esq.
               Facsimile No.:  (212) 821-8111

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

        SECTION 11.3.  FEES AND EXPENSES.

     (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement shall be paid by the party incurring such expenses.

     (b) If (i) Parent has terminated this Agreement pursuant to the provisions of (A) Section 10.1(f) or (B) Section 10.1(d) as such Section relates to Section 9.3(a) and (ii) within 18-months after the date of such termination, the Company shall either accept, or recommend to its stockholders for approval, an Acquisition Proposal that Parent in good faith believes would, if consummated, result in a transaction more favorable to the stockholders of the Company than the Merger, the Company shall pay to Parent a fee of $60,000,000, which amount shall be payable by wire transfer of immediately available funds within two business days after the acquisition contemplated by such Acquisition Proposal is consummated. The obligation of the Company pursuant to this paragraph (b) shall not be prejudiced by an exercise of termination rights by the Company within five business days prior to the exercise by Parent of its termination rights under this Merger Agreement.

     (c) If (i) the Company has terminated this Agreement pursuant to the provisions of (A) Section 10.1(g) or (B) Section 10.1(c) as such Section relates to Section 9.2(a), Parent shall:

          (i) pay to the Company a fee of $60,000,000, which amount shall be payable by wire transfer of immediately available funds within two business days after such termination;

          (ii) at the option of the Company, purchase from the Company 1,551,724 shares of Company Common Stock (as adjusted for stock splits, reverse stock splits, stock dividends, recapitalizations and other similar events) for an aggregate purchase price of $90,000,000, which purchase shall take place on the fifth business day following the later of (A) written notice by the Company to the Parent that a registration statement under the Securities Act pursuant to which such shares will be sold to the Parent has been declared effective and (B) written notice by the Company to the Parent that the waiting period applicable to such purchase under the HSR Act has expired or has been terminated; and

          (iii) at the option of the Company, commencing on a date to be mutually agreed upon by the Company and Parent, but in no event later than 180 days after notification by the Company, provide data communications services, including private line and local special access circuits to the Company at Parent's cost for a period of five years, with an aggregate total value of such circuits not to exceed $100,000,000, with no more than $25,000,000 in any calendar year, and the cost of such services to be jointly determined by the parties or by a mutually acceptable third-party. Parent will provide the Company with timely network planning information regarding Parent's network expansions and service availability.

          The obligation of Parent pursuant to this paragraph (c) shall not be prejudiced by an exercise of termination rights by Parent within five business days prior to the exercise by the Company of its termination rights under this Merger Agreement.

        SECTION 11.4. PUBLICITY. So long as this Merger Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Merger Agreement, and none of them shall issue any press release or make any public statement relating to the transactions contemplated hereby prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with Nasdaq. The commencement of litigation relating to the Merger Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 11.4.

        SECTION 11.5. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        SECTION 11.6. ASSIGNMENT; BINDING EFFECT. Neither this Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub shall have the right to assign to Parent or any direct wholly owned subsidiary of Parent any and all rights and obligations of Sub under this Merger Agreement. Subject to the preceding sentence, this Merger Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Merger Agreement, expressed or implied, except as specifically set forth in Sections 8.5 or 10.2, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Merger Agreement.

        SECTION 11.7. ENTIRE AGREEMENT. This Merger Agreement, the Exhibits, the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement dated March 5, 1996, between the Company and Parent and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Merger Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

        SECTION 11.8. GOVERNING LAW. THIS MERGER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS.

        SECTION 11.9. COUNTERPARTS. This Merger Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        SECTION 11.10. HEADINGS, TABLE OF CONTENTS, INDEX OF DEFINED TERMS. Headings of the Articles and Sections of this Merger Agreement, the Table of Contents and the Index of Defined Terms are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        SECTION 11.11. INTERPRETATION. In this Merger Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

       SECTION 11.12. WAIVERS. Except as provided in this Merger Agreement, no action taken pursuant to this Merger Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Merger Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        SECTION 11.13. SEVERABILITY. Any term or provision of this Merger Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Merger Agreement or affecting the validity or enforceability of any of the terms or provisions of this Merger Agreement in any other jurisdiction. If any provision of this Merger Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       SECTION 11.14. SUBSIDIARIES. As used in this Merger Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

                           [Signature pages follow.]

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Merger Agreement to be executed by their respective officers thereunder duly authorized all as of the date first written above.

                              MFS COMMUNICATIONS COMPANY, INC.



                                      /s/ James Q. Crowe
                              -----------------------------------
                              Name:  James Q. Crowe
                              Title:  Chairman and CEO

                              MFS GLOBAL INTERNET SERVICES, INC.

                                      /s/ James Q. Crowe
                              -----------------------------------
                              Name:  James Q. Crowe
                              Title:  President


                              UUNET TECHNOLOGIES, INC.

                                      /s/ John W. Sidgmore
                              -----------------------------------
                              Name:  John W. Sidgmore
                              Title:  President and CEO